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                                                                    Exhibit 10.5

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT dated as of _________, 1999 (the "Effective Date") between AMERICAN SPORTS INTERNETWORK COMPANY, LLC, (the "Consultant"), which has its principal office located at One Buccaneer Place, Tampa, Florida 33607 and ZAP.COM CORPORATION, ("ZAP.COM"), which has its principal office located at 100 Meridian Centre, Suite 350, Rochester, New York 14618.

                                 R E C I T A L S

         A. ZAP.COM desires to retain Consultant to render general and specific sports related consulting services with respect to its Internet business, and

         B. Consultant is willing to render such services on the terms and conditions hereinafter provided,

                               P R O V I S I O N S

         NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       ENGAGEMENT.

                  (a) ZAP.COM hereby engages and retains Consultant to render the consulting services described in Section 2 hereof. Nothing contained in this Agreement shall be deemed to create or evidence any partnership, joint venture or employment arrangement by or between the parties, it being understood that the relationship established hereunder is limited to that of Consultant as an independent contractor acting for and on behalf of ZAP.COM as expressly set forth herein.

                  (b) Without limiting Section 1(a), Consultant shall have no fiduciary duty or any other duty to ZAP.COM not expressly set forth herein to Consultant shall not be an agent for or have authority to act on behalf of or contractually bind ZAP.COM, except for any specific transaction which ZAP.COM may authorize Consultant to do in writing. In the absence of specific written authorization, Consultant shall have no authority to enter into any understanding, commitment or agreement on behalf of ZAP.COM or to otherwise bind ZAP.COM in any manner. Consultant agrees not to hold himself itself out to others as having any authority on behalf of or related to ZAP.COM, except as may be specifically granted to Consultant.

         2. SERVICES. (a) For a period not to exceed three (3) years from the Effective Date (the "Initial Term"), unless otherwise mutually extended, in writing, by the Consultant and ZAP.COM, Consultant shall, at ZAP.COM's request from time to time at Consultant's reasonable convenience, consult with and advise ZAP.COM with respect to corporate, business, marketing and promotional strategy involving ZAP.COM's sports related content,

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e-commerce opportunities, strategic partners and Web sites who apply to become members of the ZAP.COM Network. In addition, upon request by ZAP.COM, Consultant shall use commercially reasonable efforts to arrange meetings with appropriate representatives of the National Football League ("NFL"), NFL teams, NFL Films, NFL Properties and other similar sports governing bodies and sports marketing organizations, as well as with potential strategic partners such as, television networks and other organizations. Consultant shall not be required to devote any particular amount of time toward the performance of its duties hereunder; provided, that Consultant shall use its reasonable efforts, and devote sufficient time as may be necessary, to become familiar with and knowledgeable about ZAP.COM's products, services and plans, including its banner and network. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relations services to the Company inclusive of, but not limited to (i) direct or indirect promotion of the Company's securities;
(ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing.

         3. PAYMENT FOR SERVICES AND EXPENSES. In full consideration for the Consultant's willingness to enter into this Agreement and to perform the services described herein, during the Initial Term, simultaneously with the execution hereof, ZAP.COM and Consultant shall enter into a warrant agreement which provides for the issuance of warrants (the "Warrants") to purchase an aggregate of 2,000,000 shares of ZAP.COM's Common Stock at an exercise price of $____ per share. The Warrant Agreement shall be in the form of Exhibit A attached hereto and the Warrants issuable pursuant to the Warrant Agreement shall vest during the Initial Term in equal thirds on a cumulative basis on the first three anniversary dates of the execution of the Warrant Agreement as more specifically provided therein; provided that the vesting will be accelerated in the event of a Change of Control (as defined in the Warrant Agreement) or if ZAP.COM terminates this Agreement without cause (as defined in Section 7 of this Agreement).

         4. NONEXCLUSIVITY OF THIS AGREEMENT. ZAP.COM understands and agrees that, except as set forth in the next sentence, Consultant shall not be prevented or barred from rendering services of any nature for or on behalf of any other person, firm, corporation or entity, subject to Consultant's obligation to maintain confidentiality of ZAP.COM's confidential information pursuant to Section 5 below. Consultant understands and agrees that ZAP.COM shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

         5. CONFIDENTIALITY. During the term of this Agreement and for a period of three (3) years thereafter, Consultant will not disclose to any other person, firm or corporation, nor use for his own benefit, during or after the term of this Agreement, any trade secrets or other confidential information of ZAP.COM which is acquired by Consultant in the course of performing services hereunder. For purposes of this Agreement, a "trade secret" is information not generally known to the public which gives ZAP.COM an advantage over its competitors, including all data, ideas, information, knowledge and papers pertaining to the Company's affairs, including all products or services under development, production methods and processes, subscriber or customer lists, marketing plans and information

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involving ZAP.COM Network applicants and participants. Any information, which
(i) at or prior to the time of disclosure by ZAP.COM to Consultant was generally available to the public through no breach of this Agreement, (ii) was available to the public on a nonconfidential basis prior to its disclosure by ZAP.COM to Consultant or (iii) was made available to Consultant from a third party (provided that Consultant did not know that such party obtained or disseminated such information in breach of any legal obligation to ZAP.COM) shall not be deemed confidential information of ZAP.COM for purposes hereof. The Consultant shall also treat all information pertaining to the affairs of web publishers who participate in the ZAP.COM Network and all existing and future or prospective customers or strategic partners of confidential trade secrets of such participants, customers and partners

         6.       REPRESENTATIONS AND WARRANTIES.

                  (a) ZAP.COM represents and warrants that (i) the Company is in good standing under the laws of the State of Nevada (ii) this Agreement and the Warrant Agreement have been authorized by all necessary corporate action of ZAP.COM and constitute valid, binding, Obligations of ZAP.COM enforceable in accordance with their terms and (iii) all Warrants and all shares to be issued pursuant thereto have been duly authorized and all shares issuable under the Warrants shall, upon tender of the exercise price thereof, be fully paid and nonassessible.

                  (b) Consultant represents and warrants that: (i) this Agreement has been authorized by all necessary corporate action of the Consultant and are valid and binding obligations, enforceable in accordance with their terms; (ii) it is not a party to any agreement or instrument which would prevent it from entering this agreement or performing its obligations hereunder or otherwise conflicts with this Agreement; and (iii) Consultant shall not offer or make payment of any consideration to brokers, dealers or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of Company's securities.

         7. TERMINATION. This Agreement may be terminated by either Consultant or ZAP.COM at anytime on sixty (60) day's notice. This Agreement also may be terminated by ZAP.COM for "cause", which shall be deemed to exist of the Consultant materially breaches any of its material obligations under this Agreement, provided that ZAP.COM shall first have given the Consultant written notice specifying the facts constituting the material breach at least ten (10) days prior to the date of termination and the Consultant shall not have cured such breach if it is capable of being cured.

         8. CONSULTANT'S LIABILITY. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any term of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, shareholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all

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reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

         9. COMPANY'S LIABILITY. The Consultant agrees to defend, indemnify, and hold the Company harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of the term of this Agreement.

         10.      MISCELLANEOUS.

                  (a) No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing and signed by each of the parties hereto or a duly authorized representative thereto. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  (b) If any provision of this Agreement shall be determined by any court of competent jurisdiction to be unenforceable or invalid to any extent, the remainder of this Agreement shall not be affected thereby, and this Agreement shall be construed to the fullest extent possible as to give effect to the intentions of the provision found unenforceable or invalid.

                  (c) This Agreement may not be assigned by Consultant without the prior written consent of ZAP.COM.

                  (d) Whether by a sale of all or substantially all of its assets, a change in control or by operation of law), which consent shall not be unreasonably withheld or delayed. This Agreement shall be binding upon the parties hereto and all permitted Successors and assigns.

                  (e) All notices and other communications provided for hereunder shall be in writing and shall be delivered to each party hereto by hand or sent by reputable overnight courier, with receipt verified, or registered or certified mail, return receipt requested, addressed to the addresses set forth in the beginning of this Agreement, Attention Vice-President Finance in the case of ZAP.COM and Attention Managing Member in the case of Consultants or at such other address as either party may specify by notice to the other party given as aforesaid. Such notices shall be deemed to be effective when the same shall be deposited, postage prepaid, in the mail and/or when the same shall

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have been delivered by hand or overnight courier, as the case may be. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice may be deferred until, or may be taken or given on, the next business day.

                  (f) The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles. Any action or proceeding involving the parties hereto shall be adjudicated in a Court located in Monroe County, New York. The parties hereto hereby irrevocably consent to the juristriction and venue of such Courts.

                  (g) This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  (h) All headings contained in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of any provision or provisions of this Agreement.

                  (i) This Agreement, and the documents to be delivered in connection therewith, and the exhibits and schedules thereto, if any, set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior and contemporaneous agreements, promises, covenants, arrangements, understandings, communications, representations or warranties, whether oral or written, by any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled. No agreements or representations, whether written, oral, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement and the other documents to be delivered in connection herewith and therewith.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the ___ day of ___________, 1999.

                                            ZAP.COM CORPORATION

                                            By:
                                            Name:
                                            Title:

                                            AMERICAN SPORTS INTERNETWORK
                                            COMPANY, LLC

                                            By:
                                            Name:
                                            Title:

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